UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016 (September 6, 2016)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016, in connection with the Company’s previously announced acquisition of Nanosphere, Inc., a Delaware corporation (“Nanosphere”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Luminex Corporation, a Delaware corporation (the “Company), approved an additional 2016 cash-based performance incentive opportunity for the Company’s named executive officers and certain other executives under the Company’s amended and restated Management Incentive Plan (the “Management Incentive Plan”). This incentive opportunity is in addition to, and not in replacement of, the annual cash-based incentive opportunities previously disclosed in the Company’s Current Report on Form 8-K filed on March 25, 2016.

The additional performance awards under the Management Incentive Plan are based upon achievement of an established Nanosphere financial performance goal (“Nanosphere Financial Goal”) as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee. The Nanosphere Financial Goal is based on a matrix of Nanosphere revenue and pro forma operating profit for the year ended December 31, 2016 and is the same for each participant.

The target bonuses for each named executive officer approved, reflected as a percentage of 2016 earned base salary, are as follows:

Name	Title	Target Bonus
Nachum Shamir	President and Chief Executive Officer	20%
Harriss T. Currie	Senior Vice President, Finance, Chief Financial Officer and Treasurer	10%
Richard W. Rew II	Senior Vice president, General Counsel and Corporate Secretary	10%
Nancy M. Fairchild	Senior Vice President, Human Resources	10%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the Nanosphere Financial Goal was met. The Nanosphere Financial Goal is subject to an over/underachievement scale with possible payouts of 0% to 150% of the target bonus based on financial results between specified minimum and maximum performance levels of the performance targets. The minimum threshold represents the level of Nanosphere performance below which no incentive will be paid for the Nanosphere Financial Goal. The target threshold represents the level where the actual incentive award paid for the Nanosphere Financial Goal equals the targeted award and the maximum threshold represent the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan for this additional performance award. Minimum payouts for minimum threshold performance start at 30% of the target value for the Nanosphere Financial Goal.

All payouts are subject to the achievement of Nanosphere total consolidated revenue and profit thresholds approved by the Committee for 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance